UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0804655
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
5200 Illumina Way
San Diego, CA 92122
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):  333-250941

Securities to be registered pursuant to Section 12(g) of the Act:

Contingent Value Rights
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this section is incorporated by reference to the section entitled “Description of the CVRs” contained in Amendment No. 1 to the registration statement on Form S-4 (File No. 333-250941) of Illumina, Inc., as filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2021, and as declared effective by the SEC on February 9, 2021 (the “Registration Statement”), and in the consent solicitation statement/prospectus relating to the Registration Statement filed separately with the SEC on February 9, 2021 pursuant to Rule 424(b) under the Securities Exchange Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 20, 2020, among Illumina, Inc., SDG Ops, Inc., SDG Ops, LLC and GRAIL, Inc. (incorporated by reference to Exhibit 2.1 to Illumina, Inc.’s Current Report on Form 8-K filed on September 21, 2020).*

2.2
Amendment, dated as of February 4, 2021, to the Agreement and Plan of Merger dated as of September 20, 2020, among Illumina, Inc., SDG Ops, Inc., SDG OPS, LLC and GRAIL, Inc. (incorporated by reference to Exhibit 2.1 to Illumina, Inc’s Current Report on Form 8-K filed on February 4, 2021).

4.1
Contingent Value Rights Agreement, dated as of August 18, 2021, among Illumina, Inc., Computershare Trust Company, N.A., as Trustee, and Shareholder Representative Services LLC, as Holder Representative (incorporated by reference to Exhibit 4.1 to Illumina, Inc.’s Current Report on Form 8-K filed on August 18, 2021).

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ILLUMINA, INC.

By:	/s/ Charles E. Dadswell
Name:	Charles E. Dadswell
Title:	Senior Vice President, General Counsel and Secretary
Date: May 2, 2022